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                                                                     EXHIBIT 5.1
           [LETTERHEAD OF GOODWIN, PROCTER & HOAR LLP APPEARS HERE]



                              August 22, 1996



Alpha-Beta Technology, Inc.
Three Biotech Park
One Innovation Drive
Worcester, Massachusetts  01605

     Re:  The Alpha-Beta Technology, Inc. 1988 Stock Option and Grant Plan
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Ladies and Gentlemen:

     This opinion is furnished in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of 500,000 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of Alpha-Beta Technology, Inc. (the "Company") which may be issued pursuant to the Company's 1988 Stock Option and Grant Plan, as amended (the "Plan").

     We have acted as counsel to the Company in connection with the registration of the Shares under the Act. We have examined the Amended and Restated Articles of Organization and the By-laws of the Company, each as amended to date; such records of the corporate proceedings of the Company as we deemed material; the Registration Statement on Form S-8 under the Act relating to the Shares, to be filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"); and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

     We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Commonwealth of Massachusetts.

     Based upon the foregoing, we are of the opinion that upon the issuance and delivery of the Shares in accordance with the terms of the Registration Statement and the Plan, the Shares will be legally issued, fully paid and non-assessable.
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                          GOODWIN, PROCTER & HOAR LLP

Alpha-Beta Technology, Inc.
August 22, 1996
Page 2


     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Act and applicable requirements of state laws regulating the offer and sale of securities.

     We hereby consent to the filing of this opinion as part of the above-referenced Registration Statement and to the use of our name therein.

                                             Very truly yours,

                                             /s/ GOODWIN, PROCTER & HOAR  LLP

                                             GOODWIN, PROCTER & HOAR  LLP